                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        August 25, 1999 (August 19, 1999)


                              DYERSBURG CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


         Tennessee                     1-11126                    62-0188460
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
    of incorporation)                                        Identification No.)

15720 John J. Delaney Drive, Suite 445, Charlotte, North Carolina     28277-2747
--------------------------------------------------------------------------------
             (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (704) 341-2299


                1315 Phillips Street, Dyersburg, Tennessee 38024
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         Dyersburg Corporation, a Tennessee corporation (the "Company") and its subsidiaries, have obtained a new, three-year $110 million credit facility under a Loan and Security Agreement, dated as of August 17, 1999 (the "Agreement"), by and among, BankBoston, N.A., as Collateral Agent ("BankBoston"), Congress Financial Corporation (Southern), as Administrative Agent ("Congress"), the Company and several of its subsidiaries.

         The facility includes a revolving credit facility of up to $84 million (including a $16 million letter of credit subfacility) and a $26 million term. The facility is secured by liens on substantially all of the assets of the Company. Interest is payable monthly based upon a base rate or LIBOR, plus applicable margins. The initial base rates are 8.75% for revolving credit loans and 9.25% for the term loan. The facility includes various covenants, including covenants related to minimum cash flows and fixed charge coverage ratios, excess availability and tangible net worth. The facility replaces the Company's prior $36.9 million term loan facility and $90 million revolving credit facility. The Company believes borrowings under the facility will be sufficient to meet the Company's liquidity needs at least through the end of fiscal 1999.

         Availability under the revolving credit facility is based upon a borrowing base, less availability reserves established from time to time by the lenders. Pursuant to the terms of the Agreement, the Agents may establish and revise availability reserves which reduce the amount that would otherwise be available to the Company under the revolving credit facility (a) to reflect events, conditions, contingencies or risks which do or may affect either the collateral securing the Agreement, the assets, business or prospects of the Company or an Obligor under the Agreement, or the security interests in the Collateral or (b) to reflect either Agent's belief that any collateral report or financial information furnished by or on behalf of any Obligor to the Agents is or may have been incomplete, inaccurate or misleading in any material respect or
(a) to reflect outstanding letter of credit accomodations or (b) in respect of any state of facts which either Agent determines constitutes a Default or an Event of Default.

         All defined terms used herein shall have the meaning given in the Agreement unless otherwise defined in this report.


Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

         The press release includes, and other communications from the Company may include, forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and which are subject to significant known and unknown business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods. Actual results may differ materially from those contemplated by any forward-looking statement. These forward-looking statements are being made in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         The Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: the ability of the Company to comply with the terms of its financing arrangements; risks associated with the Company's use of substantial financial leverage, restrictions imposed by the terms of the Company's indebtedness; adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to respond to competitive pressures which may affect the nature and viability of the Company's business strategy; the ability of the Company to develop new products; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods produced by the Company; the seasonal nature of the Company's business; the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; changes in the cost and availability of raw materials; the cost and availability of labor; governmental regulation and trade policies with foreign nations; and the ability to effect conversions to new technological systems, including becoming Year 2000 compliant.

Item 7(c).        Exhibits

   99.1 Loan and Security Agreement, dated as of August 19, 1999, by and among BankBoston, N.A., Congress Financial Corporation (Southern), Dyersburg Corporation and several of its subsidiaries.

   99.2           Press Release dated August 24, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DYERSBURG CORPORATION


Date: August 25, 1999                  /s/ William S. Shropshire, Jr.
                                       -----------------------------------------
                                       William S. Shropshire, Jr.
                                       Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

                                  EXHIBIT INDEX


          No.                             Exhibit
          ---                             -------

         99.1 Loan and Security Agreement, dated as of August 19, 1999, by and among BankBoston, N.A., Congress Financial Corporation (Southern), Dyersburg Corporation and several of its subsidiaries.

         99.2     Press Release dated August 24, 1999.